                                                                    EXHIBIT 99.4

                             SALESREPSONLINE, INC.
                           STOCK ISSUANCE AGREEMENT

     AGREEMENT made as of this _____ day of __________, 200___, by and between SalesRepsOnline, Inc., a Delaware corporation (the "Corporation"), and __________, a participant ("Participant") in the Corporation's 2000 Stock Option/Stock Issuance Plan (the "Plan").

     A.   PURCHASE OF SHARES
          ------------------

               1.   Purchase.  Participant hereby purchases, and the Corporation
                    --------
hereby sells to Participant, shares of the Corporation's Common Stock (the "Shares") at a purchase price of $____ per share (the "Purchase Price") pursuant to the provisions of the Stock Issuance Program of the Plan.

               2.   Payment.  Concurrently with the execution of this Agreement,
                    -------
Participant shall deliver to the Secretary of the Corporation: (i) the aggregate Purchase Price payable for the Shares in cash or check payable to the Corporation's order and (ii) a duly executed Assignment Separate from Certificate (in the form attached hereto as Exhibit I).

               3.   Delivery of Certificates.  The certificates representing the
                    ------------------------
purchased Shares shall be held in escrow by the Secretary of the Corporation as provided in Article IV.

               4.   Shareholder Rights.  Until such time as the Corporation
                    ------------------
exercises the Repurchase Right or the First Refusal Right, Participant (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow hereunder subject, however, to the transfer restrictions of Articles B and C.

     B.   SECURITIES LAW COMPLIANCE
          -------------------------

               1.   Restricted Securities.  The Purchased Shares have not been
                    ---------------------
registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is prepared to hold the Purchased Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain re-sales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

               2.   Disposition of Purchased Shares.  Participant shall make no
                    -------------------------------
disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                                       1.

                         (i) Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

                         (ii) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                         (iii) Participant shall have provided the Corporation with written assurances. in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

     The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased
                             --
Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

               3.   Restrictive Legends.  The stock certificates for the
                    -------------------
Purchased Shares shall be endorsed with the following restrictive legends:

                         (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act,
               (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                         (ii) "The shares represented by this certificate are unvested and are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated __________, 200_ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

     C.   TRANSFER RESTRICTIONS
          ---------------------

               1.   Restriction on Transfer.  Except for any Permitted Transfer,
                    -----------------------
Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off

               2.   Transferee Obligations.  Each person (other than the
                    ----------------------
Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer acknowledge in writing to the Corporation that such

                                       2.

person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right. (ii) the First Refusal Right and
(iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Participant.

          3.   Market Stand-Off.
               ----------------

                    (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transit for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

                    (b)  Owner shall be subject to the Market Stand-Off provided
                                                                        --------
          and only if the officers and directors of the Corporation are also
          -----------
          subject to similar restrictions.

                    (c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                    (d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

     D.   REPURCHASE RIGHT
          ----------------

               1.   Grant.  The Corporation is hereby granted the right (the
                    -----
"Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date Participant ceases for any reason to remain in Service, to repurchase at the Purchase Price all or any portion of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

               2.   Exercise of the Repurchase Right.  The Repurchase Right
                    --------------------------------
shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents

                                       3.

(including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased from Owner.

               3.   Termination of the Repurchase Right. The Repurchase Right
                    -----------------------------------
shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition. the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting Schedule:

                         (i) Participant shall vest in thirty-three percent (33%) of the Shares upon completion of one (1) year of continuous Service measured from ______________, 200__.

                         (ii) Participant shall vest in the balance of the Shares in a series of twenty-four (24) equal monthly installments upon the Participant's completion of each successive month of Service within the twenty-four (24) month period measured from the initial vesting date under subparagraph (i) above.

                         (iii) In no event shall any additional Unvested Shares vest following the Participant's cessation of Service for any reason.

                         (iv) Participant shall acquire a vested interest in the Unvested Shares, and the Repurchase Right shall accordingly lapse with respect to those Shares upon Participant's cessation of Service due to death or Permanent Disability.

     All Vested Shares as to which the Repurchase Rights lapse shall, however, remain subject to (i) to First Refusal Right and (ii) the Market Stand-Off.

          4.   Recapitalization.  Any new, substituted or additional securities
               ----------------
or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the
           --------
same.

          5.   Fractional Shares.  No fractional shares shall be repurchased by
               -----------------
the Corporation. Accordingly, should the Repurchase Right extend to a fractional share at the time of Participant's cessation of Service, then such fractional share shall be added to any fractional share in which Participant is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

          6.   Corporate Transaction.
               ---------------------

                                       4.

                         (a) The Repurchase Right shall be assignable to the successor entity in any Corporate Transaction. However, to the extent the successor entity does not accept such assignment, the Repurchase Right shall lapse immediately prior to the consummation of the Corporate Transaction.

                         (b) To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase
                                  --------
               price shall remain the same.

     E.   RIGHT OF FIRST REFUSAL

               1.   Grant.  The Corporation is hereby granted the right of first
                    -----
refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which Participant has vested in accordance with the Vesting Schedule. For purposes of this Article E. the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transit.

               2.   Notice of Intended Disposition.  In the event any Owner of
                    ------------------------------
Purchased Shares in which Participant has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Owner shall promptly (i) deliver to the Corporation written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

               3.   Exercise of the First Refusal Right. The Corporation shall,
                    -----------------------------------
for a period of forty-five (45) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the forty-five (45)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than fifteen (15) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation

                                       5.

cannot agree on such cash value within thirty (30) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within forty-five (45) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifteenth business day following delivery of the Exercise Notice or (ii) the fifteenth business day after such valuation shall have been made.

               4.   Non-Exercise of the First Refusal Right. In the event the
                    ---------------------------------------
Exercise Notice is not given to Owner prior to the expiration of the forty-five
(45)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or
                                     --------
disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares free and clear of the Repurchase Right and the First Refusal Right, but the acquired shares shall remain subject to the provisions of Article B and Paragraph.C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

               5.   Partial Exercise of the First Refusal Right. In the event
                    -------------------------------------------
the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within fifteen (15) business days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

                         (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Corporation did not exercise the First Refusal Right; or

                         (ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

     Failure of Owner to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

               6.   Recapitalization/Reorganization.
                    -------------------------------

                                       6.

                    (a) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

                    (b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

          7.   Lapse.  The First Refusal Right shall lapse upon the earliest to
               -----
occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least ten million dollars ($10,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

     F.   ESCROW

               1.   Deposit.  Upon issuance, the certificates for the Purchased
                    -------
Shares which are subject to the Repurchase Right shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article F. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Paragraph F.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, Owner shall be issued a receipt acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow.

               2.   Recapitalization/Reorganization. Any new, substituted or
                    -------------------------------
additional securities or other property which is by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately delivered to the Corporation to be held in escrow under this Article F. but only to the extent the Purchased Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to Owner and shall not be held in escrow.

               3.   Release/Surrender.  The Purchased Shares, together with any
                    -----------------
other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                                       7.

                         (i) Should the Corporation elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment to Owner of an amount equal to the aggregate Purchase Price paid for those Unvested Shares, and Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).

                         (ii) Should the Corporation elect to exercise the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment of the Paragraph E.3 purchase price for such Target Shares to Owner, and Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities attributable thereto).

                         (iii)  Should the Corporation elect not to exercise
                                                             ---
               Repurchase Right with respect to any Unvested Shares or the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Owner.

                         (iv) As the Purchased Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Owner's request, but not more frequently than once every six (6) months.

                         (v) All Purchased Shares which vest (and any other vested assets and securities attributable thereto) shall be released within thirty (30) days after the earlier to occur of
                                                          -------
               (a) Participant's cessation of Service or (b) the lapse of the First Refusal Right.

                         (vi) All Purchased Shares (or other assets or securities) released from escrow shall nevertheless remain subject to (a) the First Refusal Right, to the extent such right has not otherwise lapsed and (b) the Market Stand-Off until such restriction terminates.

     G.   SPECIAL TAX ELECTION
          --------------------

               1.   Section 83(b) Election. Under Code Section 83, the excess of
                    ----------------------
the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired,

                                       8.

rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

               2.   Filing Responsibility.  PARTICIPANT ACKNOWLEDGES THAT IT IS
                    ---------------------
PARTICIPANT' S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

     H.   GENERAL PROVISIONS
          ------------------

               1.   Assignment.  The Corporation may assign the Repurchase Right
                    ----------
and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Corporation.

               2.   No Employment or Service Contract.  Nothing in this
                    ---------------------------------
Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

               3.   Notices.  Any notice required to be given under this
                    -------
Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

               4.   No Waiver.  The failure of the Corporation in any instance
                    ---------
to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

               5.   Cancellation of Shares.  If the Corporation shall make
                    ----------------------
available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no

                                       9.

longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

               6.   Participant Undertaking.  Participant hereby agrees to take
                    -----------------------
whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

     I.   GOVERNING LAW. This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

     J.   SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure
          ----------------------
to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     K.   COUNTERPARTS. This Agreement may be executed in one or more
          ------------
counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                             SalesRepsOnline, Inc.

                                             By:________________________________

                                             Title:_____________________________

                                             PARTICIPANT

                                             Address:___________________________

                                             ___________________________________

                                      10.

                                   EXHIBIT I

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED __________ hereby sell(s), assign(s) and transfer(s) unto SalesRepsOnline, Inc. (the "Corporation"), ____________ ( ) shares of the Common Stock of the Corporation standing in __________________ name on the books of the Corporation represented by Certificate No. _______ herewith and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:______________________

                                          Signature:____________________________



Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of Participant.

                                      1.

                                  EXHIBIT II

                          SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:
     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is __________ shares of the common stock of SalesRepsOnline, Inc.

(3)  The property was issued on ________________, 200_.

(4) The taxable year in which the election is being made is the calendar year 200__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. Such repurchase right will lapse in a series of annual and monthly installments over a four (4)-year period beginning on ______________ and ending on
     ______________.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____ per share.

(7)  The amount paid for such property is $____ per share.

(8) A copy of this statement was furnished to SalesRepsOnline, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of:________________________



____________________________________       _____________________________________
Spouse (if any)                            Taxpayer

The form must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns. The filing must be made within thirty (30) days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                      1.

                                  EXHIBIT III

                     2000 Stock Option/Stock Issuance Plan

                                      1.

                                   APPENDIX

               The following definitions shall be in effect under the Agreement:

     A.   Agreement shall mean this Stock Issuance Agreement.
          ----------

     B.   Board shall mean the Corporation's Board of Directors.
          ------

     C.   Code shall mean the Internal Revenue Code of 1986, as amended.
          -----

     D.   Common Stock shall mean the Corporation's common stock.
          ------------

     E.   Corporate Transaction shall mean any of the following transactions:
          ---------------------

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets or capital stock, or

          (iii) a tender or exchange offer in which, after the consummation of the offer, the offeror is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 15 percent of the outstanding Common Stock.

     F.   Corporation shall mean SalesRepsOnline, Inc., a Delaware corporation.
          -----------

     G.   Disability shall mean the inability of an individual to engage in any
          ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     H.   Disposition Notice shall have the meaning assigned to such term in
          ------------------
Paragraph E.2.

     I.   Exercise Notice shall have the meaning assigned to such term in
          ---------------
Paragraph E.3.

     J.   Fair Market Value of a share of Common Stock on any relevant date
          -----------------
prior to the initial public offering of the Common Stock shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

     K.   First Refusal Right shall mean the right granted to the Corporation in
          -------------------
accordance with Article E.

                                      1.

     L.   Market Stand-Off shall mean the market stand-off restriction specified
          ----------------
in Paragraph C.3.

     M.   1933 Act shall mean the Securities Act of 1933, as amended.
          --------

     N.   Owner shall mean Participant and all subsequent holders of the
          -----
Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     O.   Parent shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     P.   Participant shall mean the person to whom shares are issued under the
          -----------
Stock Issuance Program.

     Q.   Permitted Transfer shall mean (i) a gratuitous transfer of the
          ------------------
Purchased Shares. provided and only if Participant obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of intestate successor following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

     R.   Plan shall mean the Corporation's 2000 Stock Option/Stock Issuance
          ----
Plan attached hereto as Exhibit III.

     S.   Plan Administrator shall mean either the Board or a committee of Board
          ------------------
members, to the extent the committee is at the time responsible for administration of the Plan.

     T.   Purchase Price shall have the meaning assigned to such term in
          --------------
Paragraph A.1.

     U.   Purchased Shares shall have the meaning assigned to such term in
          ----------------
Paragraph A.1.

     V.   Recapitalization shall mean any stock split, stock dividend,
          ----------------
recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration.

     W.   Reorganization shall mean any of the following transactions:
          --------------

          (i) a merger or consolidation in which the Corporation is not the surviving entity,

          (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                                      2.

          (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

          (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

     X.   Repurchase Right shall mean the right granted to the Corporation in
          ----------------
accordance with Article D.

     Y.   SEC shall mean the Securities and Exchange Commission.
          ---

     Z.   Service shall mean the Participant's performance of services to the
          -------
Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant or independent advisor.

     AA.  Stock Issuance Program shall mean the Stock Issuance Program under the
          ----------------------
Plan.

     AB.  Subsidiary shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AC.  Target Shares shall have the meaning assigned to such term in
          -------------
Paragraph E.2.

     AD.  Vesting Schedule shall mean the vesting schedule specified in
          ----------------
Paragraph D.3.

     AE.  Unvested Shares shall have the meaning assigned to such term in
          ---------------
Paragraph D.1.

                                      3.